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As filed with the Securities and Exchange Commission on April 30, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

POLYCOM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3128324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1565 Barber Lane
Milpitas, CA 95035
(Address, including zip code of Principal Executive Offices)

Circa Communications, Ltd.
Stock Option Plan
(Full Title of the Plan)

Michael R. Kourey
Chief Financial Officer
Polycom, Inc.
1565 Barber Lane
Milpitas, CA 95035
(408) 526-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark A. Bertelsen, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Circa Communications, Ltd.
Stock Option Plan (the "Plan")(1)
Common Stock, $.0005 par value	26,344 shares	$0.01	$263.44	$0.07
Common Stock, $.0005 par value	154,384 shares	$3.84	$592,834.56	$148.21
Common Stock, $.0005 par value	46,284 shares	$11.30	$523,009.20	$130.75
Common Stock, $.0005 par value	21,585 shares	$11.75	$253,623.75	$63.41
Total	248,597 shares		$1,369,730.95	$342.44

(1)
Pursuant to a Share Purchase Agreement dated as of September 11, 2000, (the "Purchase Agreement") by and among Polycom, the Circa Shareholders and Circa Communications, Ltd. ("Circa"), the Registrant assumed all of the outstanding options to purchase Class A Common shares and Class B Common shares of Circa under the Plan (the "Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the Class A Common shares and Class B Common shares of Circa were converted into common stock of the Registrant under the Purchase Agreement.
(2)
Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and computed pursuant to Rule 457(h)(1) under the Securities Act based upon the prices at which the options may be exercised.

POLYCOM, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  Plan Information.

    The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registration Information and Employee Plan Annual Information.

    The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Polycom, Inc. (the "Registrant") are hereby incorporated herein by reference:

  •
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 12, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  •
  The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 17, 2001 pursuant to Section 14(a) of the Exchange Act;

  •
  The Registrant's Current Report on Form 8-K filed with the Commission on March 12, 2001 pursuant to Section 13 of the Exchange Act;

  •
  The Registrant's Current Report on Form 8-K filed with the Commission on January 30, 2001 pursuant to Section 13 of the Exchange Act;

  •
  The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description; and

  •
  The information contained in the Registrant's Registration Statements on Form S-8 (File No.'s 333-43059, 333-45351, 333-86681, 333-46816 and 333-57778) filed on or about December 23, 1997, January 30, 1998, September 7, 1999, December 22, 1999, September 28, 2000 and March 28, 2001, respectively.

    In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration

Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Items 4 - 7.

    Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-57778).

Item 8.  Exhibits.

Exhibit Number	Description
4.1	Circa Communication Engines, Inc. Stock Option Plan and related agreements.
5.1	Opinion of counsel as to legality of securities being registered.
23.1	Consent of counsel (contained in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants
24.1	Powers of Attorney (see page 4).

Item 9.  Undertakings.

    Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-57778).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 30th day of April 2001.

POLYCOM, INC.
By:	/s/ MICHAEL R. KOUREY Michael R. Kourey Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. Hagerty and Michael R. Kourey, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 30th day of April 2001 by the following persons in the capacities indicated:

Signatures	Title

/s/ ROBERT C. HAGERTY Robert C. Hagerty	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)
/s/ MICHAEL R. KOUREY Michael R. Kourey	Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)
/s/ BETSY S. ATKINS Betsy S. Atkins	Director
/s/ JOHN SEELY BROWN John Seely Brown	Director
/s/ JOHN A. KELLY John A. Kelly	Director
/s/ STANLEY J. MERESMAN Stanley J. Meresman	Director
/s/ WILLIAM A. OWENS William A. Owens	Director

Index to Exhibits

Exhibit Number	Description
4.1	Circa Communication Engines, Ltd. Stock Option Plan and related agreements.
5.1	Opinion of counsel as to legality of securities being registered.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

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PART I INFORMATION REQUIRED IN THE PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registration Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Items 4 - 7.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
Index to Exhibits